Exhibit 99.1

For Immediate Release

Contacts:

Analysts: Patricia Cosgel, Patricia.Cosgel@Avangrid.com, 203-499-2624

Media: Zsoka McDonald, Zsoka.McDonald@Avangrid.com, 203-997-6892

AVANGRID REPORTS STRONG THIRD QUARTER RESULTS AND

AFFIRMS 2021 EARNINGS OUTLOOK

•	3Q ‘21 Net Income and Adjusted Net Income increased 28% and 33%, respectively, compared to 3Q ‘20

•	Strong performance in Networks business with execution of NY rate plan

•	Affirming 2021 earnings Outlook

•	Vineyard Wind 1 offshore wind project achieved financial close and started construction; announced agreement to restructure offshore partnership

•	Construction advancing on Company’s $2.9 billion 2021 capital plan

•	Strengthened leadership team with appointments at Central Maine Power and Renewables

Orange, CT – October 26, 2021 - Today AVANGRID, Inc. (NYSE: AGR), a leading sustainable energy company, reported consolidated U.S. GAAP net income of $111 million, or $0.29 per share, for the third quarter ended September 30, 2021, compared to $87 million, or $0.28 per share, for the third quarter 2020. For the first nine months of 2021, consolidated net income was $543 million, or $1.56 per share, compared to $415 million, or $1.34 per share, for the first nine months of 2020.

On a non-U.S. GAAP adjusted basis, consolidated net income for the third quarter 2021 was $133 million, or $0.34 per share, compared to $100 million, or $0.32 per share, for the third quarter 2020. For the first nine months of 2021, non-U.S. GAAP adjusted net income was $609 million, or $1.75 per share, compared to $434 million, or $1.40 per share, for the first nine months of 2020.

“Our strong third quarter performance was driven by focused execution in Networks, our largest business segment,” said Dennis V. Arriola, chief executive officer of AVANGRID. “Our consistent Networks improvement reflects the positive impacts from successful delivery of rate plans as well as operational efficiencies and enhancements. In Renewables, improved energetic availability, which reflects our focus on operational excellence and continuous improvement, along with new capacity, higher pricing and thermal and asset management, helped to mitigate the impacts of low wind production for the quarter and year-to-date.”

“At AVANGRID, we are committed to being a company that strives to make every day better for our customers and other key stakeholders,” added Arriola. “Our people are the foundation of our success and we’re continuing to build and strengthen our team as our business grows and evolves. We recently appointed Joe Purington as President and CEO of Central Maine Power and further strengthened the leadership of our Renewables team by naming co-CEOs and Presidents, Jose Antonio Miranda (onshore) and Bill White (offshore). This is an exciting time for AVANGRID and I know we are positioned for continued success with a laser focus on accountability, execution and providing excellent service to our customers.”

Arriola also indicated that the PNM Resources transaction is on track to close by the end of the year once it receives the final approval from the New Mexico regulatory commission.

Networks

Earnings for the third quarter 2021 and the first nine months of 2021 compared to the same periods in 2020 mainly benefited from the execution of rate plans in New York. Increased revenues and financial income from implementing our capital program more than compensated for higher depreciation expense from assets placed in service and planned costs related to enhanced work force and customer services resources.

Renewables

Earnings for the third quarter 2021 and the first nine months of 2021 compared to the same periods in 2020 were impacted by lower production, mainly due to higher curtailments, lower wind resource, and increased depreciation from new capacity. Results for the first nine months of 2021 compared to 2020 benefited from improved pricing, new capacity, increased production tax credits, and favorable thermal and asset management revenues.

Outlook

AVANGRID is affirming its 2021 U.S. GAAP and non-U.S. GAAP Adjusted Net Income outlook of $700-$765 million and $730-$795 million respectively. U.S. GAAP and non-U.S. GAAP earnings per share are expected to be in the range of $1.95-$2.14 per share and $2.04-$2.22 per share respectively. These outlook ranges assume the PNM Resources merger closes at the end of 2021, and do not include PNM Resources financial results or closing costs related to the merger.

For reference, U.S. GAAP and non-U.S. GAAP earnings per share comparisons for the third quarter and the first nine months of 2021 reflect an increase in shares from the May 2021 issuance of approximately 78 million shares in advance of the merger with PNM Resources. Weighted average shares outstanding for the third quarter and the first nine months of 2021 were 387.3 million and 348.3 million shares respectively, compared to 309.5 million shares in both periods in 2020.

For additional information, see “Reconciliation of Non-U.S. GAAP Adjusted 2021 Outlook” at the end of this release.

Non-U.S. GAAP adjusted earnings and adjusted earnings per share exclude mark-to-market adjustments in the Renewables segment, accelerated depreciation derived from repowering of wind farms, restructuring charges, merger costs, and COVID-19 impacts. For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of this release.

Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing third quarter 2021 earnings tomorrow, Wednesday, October 27, 2021 beginning at 10:00 A.M. Eastern time. The listen-only webcast will feature a presentation from members of the executive team followed by a question and answer session. The webcast can be accessed through the Investor Relations’ section of AVANGRID’s website. A replay will be available for 90 days in the Investors section of the AVANGRID website.

# # #

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) aspires to be the leading sustainable energy company in the United States. Headquartered in Orange, CT with approximately $39 billion in assets and operations in 24 U.S. states, AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs approximately 7,000 people and has been recognized by Forbes and Just Capital as one of the 2021 JUST 100 companies—a list of America’s best corporate citizens—and was ranked number one within the utility sector for its commitment to the environment and the communities it serves. The company supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2021 for the third consecutive year by the Ethisphere Institute. For more information, visit www.avangrid.com.

Forward Looking Statements

Certain statements in this release may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current reasonable beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors are discussed and should be reviewed in our Form 10-K and other subsequent filings with the SEC. Specifically, forward-looking statements include, without limitation:

•	the future financial performance, anticipated liquidity and capital expenditures;

•	actions or inactions of local, state or federal regulatory agencies;

•	the ability to recruit and retain a highly qualified and diverse workforce in the competitive labor market;

•	changes in amount, timing or ability to complete capital projects;

•

adverse developments in general market, business, economic, labor, regulatory and political conditions including, without limitation, the impacts of inflation, deflation, supply-chain interruptions changing prices and labor costs;

•	the impacts of climate change, fluctuations in weather patterns and extreme weather events;

•	technological developments;

•

the impact of extraordinary external events, such as any cyber breaches or other incidents, grid disturbances, acts of war or terrorism, civil or social unrest, natural disasters, pandemic health events or other similar occurrences;

•

the impact of any change to applicable laws and regulations including those subject to referendums affecting the ownership and operations of electric and gas utilities and renewable energy generation facilities, respectively, including, without limitation, those relating to the environment and climate change, taxes, price controls, regulatory approval and permitting;

•

our ability to close the proposed Merger, the anticipated timing and terms of the proposed Merger, our ability to realize the anticipated benefits of the proposed Merger and our ability to manage the risks of the proposed Merger;

•	the COVID-19 pandemic, its impact on business and economic conditions and the pace of recovery from the pandemic;

•	the implementation of changes in accounting standards;

•	adverse publicity or other reputational harm; and

•	other presently unknown unforeseen factors.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the SEC, and we encourage you to consult such disclosures.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider adjusted net income and adjusted earnings per share as non-GAAP financial measures that are not prepared in accordance with GAAP. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude restructuring charges, mark-to-market earnings from changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, accelerated depreciation derived from repowering of wind farms, the impact of the global coronavirus (COVID-19) pandemic and costs incurred related to the PNMR Merger. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with GAAP.

Investors and others should note that AVANGRID routinely posts important information on its website and considers the Investor Relations section, www.avangrid.com/wps/portal/avangrid/Investors, a channel of distribution.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($M)	2021	2020	2021	2020
Operating Revenues	$1,598	$1,470	$5,041	$4,651

Operating Expenses
Purchased power, natural gas and fuel used	319	259	1,085	999
Operations and maintenance	727	634	2,045	1,788
Depreciation and amortization	259	255	756	748
Taxes other than income taxes	155	157	480	469

Total Operating Expenses	1,460	1,305	4,366	4,004

Operating Income	138	165	675	647

Other Income and (Expense)
Other income	13	16	48	15
Earnings (losses) from equity method investments	(1)	1	4	(3)
Interest expense, net of capitalization	(70)	(86)	(218)	(251)

Income Before Income Tax	80	96	509	408

Income tax expense (benefit)	(24)	15	—	21

Net Income	104	81	509	387

Net loss attributable to noncontrolling interests	7	6	34	28

Net Income Attributable to Avangrid, Inc.	$111	$87	$543	$415

Earnings per Common Share, Basic:	$0.29	$0.28	$1.56	$1.34
Earnings per Common Share, Diluted:	$0.29	$0.28	$1.56	$1.34
Weighted-average # of Common Shares Outstanding (M):
Basic	387.3	309.5	348.3	309.5
Diluted	387.7	309.6	348.7	309.6

Amounts may not add due to rounding

Reconciliation of Non-U.S. GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months ended September 30,			Nine Months ended September 30,
	2021	2020	21 vs ‘20	2021	2020	21 vs ‘20
Networks	$116	$94	$23	$442	$363	$79
Renewables	12	25	(13)	145	107	38
Corporate*	(17)	(31)	15	(44)	(55)	11

GAAP Net Income	$111	$87	$24	$543	$415	$128
Adjustments:
Restructuring charges	—	1	(1)	—	5	(5)
Mark-to-market earnings—Renewables	9	7	2	50	(9)	60
Accelerated depreciation from repowering	—	3	(3)	—	9	(9)
Impact of COVID-19	19	8	11	33	21	13
Merger costs	3	—	3	6	—	6
Income tax impact of adjustments**	(8)	(5)	(3)	(24)	(7)	(17)

Adjusted Net Income	$133	$100	$33	$609	$434	$175

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

2021: Income tax impact of adjustments: ($2.4)M and ($13.3)M from mark-to-market (MtM) earnings—Renewables, ($4.9)M and ($8.9)M from impact of COVID-19—Networks, and ($0.8)M and ($1.7)M from merger costs—Corporate, for the three and nine months ended September 30, 2021, respectively.

**

2020: Income tax impact of adjustments: ($1.6)M and $2.5M from mark-to-market (MtM) earnings, ($0.7)M and ($2.3)M from accelerated depreciation—Renewables, ($0.3)M and ($1.4)M from restructuring charges—Networks, Renewables and Corporate, ($1.9)M and ($5.4) million from impact of COVID-19, for the three and nine months ended September 30, 2020, respectively.

Non-U.S. GAAP Adjusted Net Income (Loss) - $M

	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted 2021	Adjusted 2020	Adjusted ‘21 vs ‘20	Adjusted 2021	Adjusted 2020	Adjusted ‘21 vs ‘20
Networks	$130	$99	$31	$467	$379	$88
Renewables	18	32	(14)	182	108	74
Corporate*	(15)	(31)	17	(39)	(53)	14

Adjusted Net Income	$133	$100	$33	$609	$434	$175

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended September 30,			Nine Months ended September 30,
	2021	2020	21 vs ‘20	2021	2020	21 vs ‘20
Networks	$0.30	$0.30	$—	$1.27	$1.17	$0.10
Renewables	0.03	0.08	(0.05)	0.42	0.35	0.07
Corporate*	(0.04)	(0.10)	0.06	(0.13)	(0.18)	0.05

GAAP Earnings Per Share	$0.29	$0.28	$0.01	$1.56	$1.34	$0.22
Adjustments:
Restructuring charges	—	—	—	—	0.02	(0.02)
Mark-to-market earnings - Renewables	0.02	0.02	—	0.14	(0.03)	0.17
Accelerated depreciation from repowering	—	0.01	(0.01)	—	0.03	(0.03)
Impact of COVID-19	0.05	0.02	0.02	0.10	0.07	0.03
Merger costs	0.01	—	0.01	0.02	—	0.02
Income tax impact of adjustments**	(0.02)	(0.02)	(0.01)	(0.07)	(0.02)	(0.05)

Adjusted Earnings Per Share	$0.34	$0.32	$0.02	$1.75	$1.40	$0.35

Weighted-avg # of Shares (M):	387.3	309.5		348.3	309.5

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

2021: EPS Income tax impact of adjustments: ($0.01) and ($0.04) from mark-to-market (MtM) earnings—Renewables and ($0.01) and ($0.03) from impact of COVID-19—Networks, for the three and nine months ended September 30, 2021, respectively.

**

2020: EPS Income tax impact of adjustments: $0 and $0.01 from mark-to-market (MtM) earnings, ($0.01) and ($0.01) from accelerated depreciation—Renewables, and ($0.01) and ($0.02) from impact of COVID-19, for the three and nine months ended September 30, 2020, respectively.

Non-U.S. GAAP Adjusted Earnings (Loss) Per Share

	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted 2021	Adjusted 2020	Adjusted ‘21 vs ‘20	Adjusted 2021	Adjusted 2020	Adjusted ‘21 vs ‘20
Networks	$0.34	$0.32	$0.01	$1.34	$1.22	$0.12
Renewables	0.05	0.10	(0.06)	0.52	0.35	0.17
Corporate*	(0.04)	(0.10)	0.06	(0.11)	(0.17)	0.06

Adjusted Earnings Per Share	$0.34	$0.32	$0.02	$1.75	$1.40	$0.35

Weighted-avg # of Shares (M):	387.3	309.5		348.3	309.5

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted 2021 Outlook—Estimated EPS

$M, except per share data	As of 10/27/21

Net Income	$700 - $765

Adjustments:
Mark-to-market adjustments	$7 - $11
COVID-19	$13 - $17
Merger costs	$6 - $10

Adjusted Net Income	$730 - $795
U.S. GAAP EPS	$1.95 - $2.14

Adjustments:
Mark-to-market adjustments	$0.02 - $0.03
COVID-19	$0.04 - $0.05
Merger costs	$0.02 - $0.03

Adjusted EPS	$2.04 - $2.22

Assumes approx. 358 million shares outstanding.

Amounts may not add due to rounding.